Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-3 No. 333-212362) of EQT Midstream Partners, LP pertaining to the registration of Common Units Representing Limited Partner Interests and Debt Securities,

•	Registration Statement (Form S-8 No. 333-182460) pertaining to the EQT Midstream Services, LLC 2012 Long-Term Incentive Plan, and

•	Registration Statement (Form S-3 No. 333-205812) of EQT Midstream Partners, LP pertaining to the registration of Common Units Representing Limited Partner Interests;

of our reports dated February 15, 2018, with respect to the consolidated financial statements of EQT Midstream Partners, LP and Subsidiaries and the effectiveness of internal control over financial reporting of EQT Midstream Partners, LP and Subsidiaries included in this Annual Report (Form 10-K) of EQT Midstream Partners, LP and Subsidiaries for the year ended December 31, 2017.

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
February 15, 2018